Exhibit 99.1

   Uranium Resources, Inc. Reports $8.0 Million in Revenue and $1.2
        Million in Net Income for Second Quarter 2007 Results

    -- Production more than doubles from prior year quarter to 136,000 pounds U3O8

    --  Average cost of production falls below $30 per pound

    --  Reports $0.02 net earnings per diluted share


    LEWISVILLE, Texas--(BUSINESS WIRE)--Aug. 9, 2007--Uranium
Resources, Inc. (NASDAQ: URRE) ("URI"), a uranium exploration, development and mining company, announced today its financial results for the second quarter of 2007 which ended June 30, 2007.

    Revenue for the second quarter of 2007 more than quadrupled to $8.0 million from $1.8 million in the second quarter of 2006. During the quarter, URI sold 114,400 pounds of uranium, at an average sales price per pound of $69.63 compared with 64,400 pounds in last year's quarter at an average sales price per pound of $28.67. Sales were also up from the 79,700 pounds sold at an average price of $57.41 per pound in the trailing first quarter this year.

    Net income for the second quarter of 2007 was $1.2 million, or $0.02 per diluted share, compared with a net loss of $2.1 million, or $0.04 per diluted share, for the same period in 2006.

    The average cost of pounds sold in the second quarter of 2007 was $29.44 compared with $41.09 in the trailing first quarter and $36.77 in the second quarter of 2006. Finished uranium inventory was 89,900 pounds at June 30, 2007, held at an average cost of $27.72 per pound.

    URI produced 135,800 pounds of uranium during the second quarter of 2007, a 129% increase over the 59,400 pounds produced during last year's second quarter and a 24.8% sequential improvement over the 109,000 pounds produced during the first quarter this year. Production costs for the quarter were $27.78 per pound compared with $43.17 per pound in the same quarter of 2006. Increased production from the wellfields at the Company's Kingsville Dome property has resulted in lower operating and capital costs because of better ore trend, higher quality ore, and ore characteristics well suited for in-situ recovery mining techniques.

    Production for the second quarter of 2007 was comprised of 20,400 pounds from Vasquez and 115,400 pounds from Kingsville Dome.
Production in 2006 included 35,900 pounds from Vasquez and 23,500 pounds from Kingsville Dome, which had just commenced production during last year's second quarter.

    The cash balance at June 30, 2007 was $16.5 million, essentially unchanged from the balance of $16.6 million at the end of March 2007, as the Company experienced significantly higher selling prices due to its market-related contracts along with reduced production costs which offset increased capital investment and expenses. Regarding the joint venture with Itochu Corporation to develop the Church Rock property in New Mexico, the parties have extended the preliminary investment decision until February 1, 2008.

    Dave Clark, President of Uranium Resources, said, "Texas is our bridge to New Mexico as we raise the experience level of our team and generate cash to cover our cost structure. Production was strong for the quarter and production costs have fallen to the $25 to $30 range, as expected. Wellfield 14 production is progressing nicely, and we hope to have the next wellfield online by the end of the year."



Production & Sales Summary
 Table                       Q2 2007  Q1 2007  Q4 2006 Q3 2006 Q2 2006

Pounds U3O8 produced          135,900  109,000  72,000  72,600  59,400
Production cost per pound    $  27.78 $  34.44 $ 46.07 $ 59.14 $ 43.17

Pounds U3O8 sold              114,400   79,700  63,000  70,000  64,400
Direct cost of sales per
 pound                       $  29.44 $  41.09 $ 46.25 $ 56.92 $ 36.77

Average selling price per
 pound                       $  69.63 $  57.41 $ 46.02 $ 39.54 $ 28.67


    Six-Month Review

    Revenue for the first six months of 2007 increased 330% to $12.5 million from $2.9 million during the first six months of 2006. URI sold 194,000 pounds of uranium during the current six month period, compared with 130,000 pounds during the comparable period of 2006. The average selling price through June 30 of 2007 was $64.62, compared with $22.42 last year.

    In the first six months of 2007, URI produced 244,900 pounds of uranium, compared with 114,800 pounds of uranium in the first six months of 2006. Of this production, 64,600 pounds were from Vasquez and 180,300 pounds was produced at Kingsville Dome. The 2006 production included 91,300 pounds from Vasquez and 23,500 pounds from Kingsville Dome. Production costs for the six-month periods of 2007 and 2006 were $30.75 and $40.94, respectively.

    For the six months ended June 30, 2007, we had net loss of $237,000, compared with net income of $30.0 million year-to-date in 2006. Earnings in 2006 included a non-cash gain on derivatives of $34.8 million.

    Teleconference and Webcast

    The Company is hosting a teleconference and webcast at 11:00 a.m. ET. Thursday, August 9, 2007. During the teleconference, Dave Clark, President and Chief Executive Officer, will review the financial and operating results for the period and discuss URI's corporate strategy and outlook. A question-and-answer session will follow. The URI conference call can be accessed by calling (973) 935-8766 approximately 20 minutes prior to the call. Alternatively, it can be listened to at the Company's website http://www.uraniumresources.com. Participants should go to the website 10 - 15 minutes prior to the scheduled conference in order to register and download any necessary audio software.

    An archive of the teleconference can also be heard by calling
(973) 341-3080 and entering passcode 9071315. The telephonic replay will be available from 1:00 p.m. ET the day of the teleconference until 11:59 p.m. September 6, 2007. The archived webcast will be at http://www.uraniumresources.com. A transcript will also be posted once available.

    ABOUT URANIUM RESOURCES, INC.

    Uranium Resources Inc. explores for, develops and mines uranium. Since it's incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings and almost 100 million pounds of uranium in New Mexico. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's reserves and mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.



                       URANIUM RESOURCES, INC.
                     CONSOLIDATED BALANCE SHEETS
                                ASSETS
                                             June 30,    December 31,
                                               2007          2006
                                            -----------  ------------
                                            (Unaudited)
Current assets:
  Cash and cash equivalents                 $16,495,323   $20,176,771

  Receivables, net                            1,168,130       713,529
  Uranium and materials/supplies inventory    2,491,425     1,603,585
  Prepaid and other current assets              568,594       410,000
                                            -----------  ------------
   Total current assets                      20,723,472    22,903,885
                                            -----------  ------------

Property, plant and equipment, at cost:
  Uranium properties                         75,758,035    67,153,797
  Other property, plant and equipment           638,890       465,613
  Less-accumulated depreciation, depletion
   and impairment                           (53,759,117)  (49,423,848)
                                            -----------  ------------
   Net property, plant and equipment         22,637,808    18,195,562

Other assets                                  2,381,760     2,369,434
Long-term investment:
   Certificates of deposit, restricted        2,890,423     2,467,491
                                            -----------  ------------
                                            $48,633,463   $45,936,372
                                            ===========  ============




                       URANIUM RESOURCES, INC.
                     CONSOLIDATED BALANCE SHEETS
                 LIABILITIES AND SHAREHOLDERS' EQUITY

                                            June 30,    December 31,
                                              2007          2006
                                           -----------  -------------
                                           (Unaudited)
Current liabilities:
  Accounts payable                         $ 2,237,749   $  1,994,184
  Current portion of restoration reserve 1,399,006 1,520,192 Accrued interest and other accrued
   liabilities                               1,554,389        816,877
  Current portion of long-term debt            226,869        201,804
                                           -----------  -------------
   Total current liabilities                 5,418,013      4,533,057
                                           -----------  -------------

Other long-term liabilities and deferred
 credits                                     3,805,012      3,998,229

Long-term debt, less current portion           607,555        635,691
Commitments and contingencies (Notes 1, 2
 and 3)
Shareholders' equity:
  Common stock, $.001 par value, shares
   authorized: 200,000,000; shares issued
   and outstanding (net of treasury
   shares): 2007--52,225,836; 2006--
   51,791,339                                   52,264         51,829
  Paid-in capital                          128,523,131    126,252,871
  Accumulated deficit                      (89,763,094)   (89,525,887)
  Less: Treasury stock (38,125 shares), at
   cost                                         (9,418)        (9,418)
                                           -----------  -------------
   Total shareholders' equity               38,802,883     36,769,395
                                           -----------  -------------
                                           $48,633,463   $ 45,936,372
                                           ===========  =============




                       URANIUM RESOURCES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)

                      Three Months Ended         Six Months Ended
                           June 30,                  June 30,
                    -----------------------  ------------------------
                       2007        2006         2007         2006
                    ----------  -----------  -----------  -----------
Revenues:
  Uranium sales--   $7,962,709  $ 1,844,770  $12,536,876  $ 2,913,359
                    ----------  -----------  -----------  -----------
     Total revenue   7,962,709    1,844,770   12,536,876    2,913,359
Costs and expenses:
  Cost of uranium
   sales--
   Royalties and
    commissions        981,966      169,891    1,420,942      249,326
   Operating
    expenses         1,556,011    1,593,836    3,343,074    3,117,428
   Accretion/
    amortization of
    restoration
    reserve            137,021      141,334      307,201      274,308
   Depreciation and
    depletion        1,810,964      772,250    3,298,013    1,389,089
   Exploration
    expenses                --      234,646           --      234,646
   Gain on
    derivatives             --     (526,875)          --  (34,820,947)
                    ----------  -----------  -----------  -----------
     Total (gain
      on) cost of
      uranium sales  4,485,962    2,385,082    8,369,230  (29,556,150
                    ----------  -----------  -----------  -----------
  Earnings (loss)
   from operations
   before corporate
   expenses          3,476,747     (540,312)   4,167,646   32,469,509

  Corporate
   expenses--
   General and
    administrative   2,479,152    1,600,261    4,691,244    2,657,013
   Depreciation         25,022        7,088       46,184       13,059
                    ----------  -----------  -----------  -----------
     Total
      corporate
      expenses       2,504,174    1,607,349    4,737,428    2,670,072
                    ----------  -----------  -----------  -----------
Earnings (loss)
 from operations       972,573   (2,147,661)    (569,782)  29,799,437

Other income
 (expense):
  Interest expense      (4,500)      (1,594)     (12,366)      (4,333)
  Interest and
   other income,
   net                 215,179       33,158      344,941      246,945

  Net earnings
   (loss)           $1,183,252  $(2,116,097) $  (237,207) $30,042,049
                    ==========  ===========  ===========  ===========

Net earnings (loss)
 per common share:
  Basic             $     0.02  $     (0.04) $     (0.00) $      0.67
                    ==========  ===========  ===========  ===========
  Diluted           $     0.02  $     (0.04) $     (0.00) $      0.63
                    ==========  ===========  ===========  ===========

Weighted average
 common shares and
 common equivalent
 shares per share
 data:
  Basic             52,113,104   48,744,297   51,954,068   44,870,884
                    ==========  ===========  ===========  ===========
  Diluted           56,228,005   48,744,297   51,954,068   47,677,369
                    ==========  ===========  ===========  ===========




                       URANIUM RESOURCES, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)

                                                 Six Months Ended
                                                     June 30,
                                             ------------------------
                                                2007         2006
                                             -----------  -----------

Net earnings (loss)                          $  (237,207) $30,042,049
Reconciliation of net earnings (loss) to
 cash provided by (used in) operations--
   Gain on derivatives                                --  (34,820,947)
   Accretion/amortization of restoration
    reserve                                      307,201      274,308
   Depreciation and depletion                  3,344,197    1,402,148
   Decrease in restoration and reclamation
    accrual                                     (655,542)    (458,038)
   Stock compensation expense                  1,555,941      796,451
   Other non-cash items, net                     341,421      210,281

Effect of changes in operating working
 capital items--
  Increase in receivables                       (454,601)    (590,702)
  (Increase) decrease in inventories              46,274      (14,372)
  Increase in prepaid and other current
   assets                                       (486,875)    (190,896)
  Increase in payables, accrued liabilities
   and deferred credits                          981,077    1,348,207
                                             -----------  -----------
Net cash provided by (used in) operations      4,741,886   (2,001,511)

Investing activities:
  Increase in certificates of deposit,
   restricted                                   (422,932)    (566,008)
  Settlement of derivative instrument                 --  (12,000,000)
  Additions to property, plant and
   equipment--
   Kingsville Dome                            (3,827,251)  (5,196,719)
   Vasquez                                      (410,611)  (1,573,094)
   Rosita                                     (1,877,161)    (128,308)
   Rosita South                               (1,163,880)     (56,984)
   Churchrock                                   (417,681)    (218,551)
   Crownpoint                                    (48,548)     (58,555)
     Other property                             (838,749)    (931,034)
                                             -----------  -----------
Net cash used in investing activities         (9,006,813) (20,729,253)

Financing activities:
  Payments on borrowings                        (131,275)      (5,124)
  Issuance of common stock, net                  714,754   48,572,182
                                             -----------  -----------
Net cash from financing activities               583,479   48,567,058
                                             -----------  -----------
Net decrease in cash and cash equivalents     (3,681,448)  25,836,294
Cash and cash equivalents, beginning of
 period                                       20,176,771    5,852,716
                                             -----------  -----------
Cash and cash equivalents, end of period     $16,495,323  $31,689,010
                                             ===========  ===========

    CONTACT: Investors:
             Kei Advisors LLC
             Deborah K. Pawlowski/James M. Culligan
             716-843-3908/716-843-3874
             dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
             or
             Company:
             Uranium Resources, Inc.
             David N. Clark, 361-883-3990
             President and CEO